                                                                               .
                                                                               .
                                                                               .
                                   EXHIBIT 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                                       2002            2001             2000
                                                                     ---------       ---------        ---------
Weighted average number of issued shares each period                 5,599,000       5,638,000        5,615,000
Common stock equivalents, computed using treasury stock method         412,000         600,000          443,000
                                                                     ---------       ---------        ---------
                                                                     6,011,000       6,238,000        6,058,000
                                                                     =========       =========        =========
Shares used in
Basic EPS                                                            5,599,000       5,638,000        5,615,000
Diluted EPS                                                          6,011,000       6,238,000        6,058,000


                                       58